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                                                                  Exhibit (4)(a)



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      WHITE MOUNTAINS INSURANCE GROUP, INC.

             (pursuant to Section 245 of the General Corporation Law
                           of the State of Delaware)


It is hereby certified that:

              (a) The present name of the corporation (hereinafter called the "Corporation") is White Mountains Insurance Group, Inc.

              (b) The name under which the Corporation was originally incorporated is Fireman's Fund, Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is September 4, 1980.

              (c) The following Restated Certificate does hereby restate, integrate, and does further amend the Certificate of Incorporation.


FIRST:        The name of the Corporation is:
                  White Mountains Insurance Group, Inc.

SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:       A. The total number of shares of Common Stock which the
Corporation shall have authority to issue is fifteen million (15,000,000) shares of Common Stock having a par value of one dollar ($1.00) per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is one million (1,000,000) shares having a par value of one dollar ($1.00) per share.

              B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.



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              The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

              (a) The number of shares constituting that series and the distinctive designation of that series;

              (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

              (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

              (h) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

              (i) Any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

              C. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on outstanding shares of Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all


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series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

              D. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of this Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

              E. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

              F. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

              G. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

              H. The issuance of any shares of Common Stock or Preferred Stock authorized hereunder and any other actions permitted to be taken by the Board of Directors pursuant to this Article Fourth must be authorized by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors.

              I. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of



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the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Sections B through I of this Article Fourth.

FIFTH: The Directors need not be elected by written ballot unless and to the extent the By-Laws so require.

SIXTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be determined from time to time by or pursuant to authority granted by the Board of Directors or by the By-Laws.

SEVENTH:      A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not more than eighteen (18) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

              B. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change


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or repeal, or to adopt any provision as part of this Certificate of
Incorporation inconsistent with the purpose and intent of, this Article Seventh.

EIGHTH:       A. In addition to any affirmative vote required by law or this
Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article Eighth, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class excluding from such number of outstanding shares and from such required vote, Voting Stock beneficially owned by any interested Stockholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

              B. The provisions of Section A of this Article Eighth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or otherwise, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met; PROVIDED, HOWEVER, that in the case of a Business Combination that does not involve the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), then the provisions of Section A of this Article Eighth must be satisfied unless the conditions specified in the following Paragraph 1 are met:

              1. The Business Combination shall have been approved (and not subsequently rescinded) by a majority of the Continuing Directors (as hereinafter defined), either specifically or as a transaction which is within an approved category of transactions with an Interested Stockholder. Such approval may be given prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an interested Stockholder; PROVIDED, HOWEVER, that approval shall be effective for the purposes of this Paragraph 1 only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) was present; and provided further, that such approval may be rescinded by a majority of the Continuing Directors at any meeting at which a Continuing Director Quorum is present and which is held prior to consummation of the proposed Business Combination.

              2. All of the following conditions, if applicable, shall have been met:

The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, in such Business Combination shall be at least equal to the amount determined, as applicable, under Paragraph 2a. or b. below:



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                      a. if the Fair Market Value per share of such class or
              series of Capital Stock on the date of the first public announcement of the proposed Business Combination (the "Announcement Date") is less than the Fair Market Value per share of such class or series of Capital Stock on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), an amount (the "Premium Capital Stock Price") equal to the sum of (i) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date plus (ii) the product of the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date multiplied by the highest percentage premium over the closing sale price per share of such class or series of Capital Stock paid on any day by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder; PROVIDED, HOWEVER, that if the Premium Capital Stock Price as determined above is greater than the highest per share price paid by or on behalf of the Interested Stockholder of any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, the amount required under this Paragraph 2a. shall be the higher of (A) such highest price paid by or on behalf of the Interested Stockholder, and (B) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date (the Fair Market Value and other prices per share of such class or series of Capital Stock referred to in this Paragraph 2a. shall be in each case appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock); or

                      b. if the Fair Market Value per share of such class or
              series of Capital Stock on the Announcement Date is greater than or equal to the Fair Market Value per share of such class or series of Capital Stock on the Determination Date, in each case as appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, a price per share equal to the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date.

              The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock which is the subject of the Business Combination and of which the Interested Stockholder beneficially owns any shares.

                      c. After the Determination Date and prior to the
              Consummation Date of such Business Combination: (i) except as approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;
              (ii) there shall have



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              been no reduction in the annual rate of dividends paid on the
              Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                      d. After the Determination Date, such Interested
              Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, assurances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                      e. A proxy or information statement describing the
              proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations), shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                      f. Such Interested Stockholder shall not have made any
              major change in the Corporation's business or equity capital structure without the approval of at least a majority of the Continuing Directors.

              C. The following definitions shall apply with respect to this Article Eighth:



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                  1. The term "Business Combination" shall mean:

                           a. any merger or consolidation of the Corporation or
                      any Major Subsidiary (as hereinafter defined) with, or any sale, lease, exchange, transfer or other disposition of substantially all of the assets or outstanding shares of capital stock of the Corporation or any Major Subsidiary with or for the benefit of, (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger, consolidation or sale, lease, exchange, transfer or other disposition would be an Affiliate or Associate of an Interested Stockholder; or

                           b. any sale, lease, exchange, mortgage, pledge,
                      transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Major Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value and/or involving aggregate commitments of one hundred million dollars ($100,000,000) or more; PROVIDED, HOWEVER, that no policy of insurance, contract of insurance, binder or agreement to provide insurance coverages, or other transaction arising in the ordinary course of the insurance business shall constitute a Business Combination for purposes of this Article Eighth; or

                           c. the adoption of any plan or proposal for the
                      liquidation or dissolution of the Corporation; or

                           d. any reclassification of securities (including any
                      reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries (as hereinafter defined) or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           e. any agreements, contract or other arrangement
                      providing for any one or more of the actions specified in the foregoing clauses (a) to (d); PROVIDED, HOWEVER, that no such aforementioned transaction shall be deemed to be a Business Combination subject to this Article Eighth if the Announcement Date of such transaction occurs more than eighteen months after the Determination Date with respect to such Interested Stockholder.



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                  2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Certificate of Incorporation, including, without limitation, the Common Stock, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                  3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock. For purposes of this Article Eighth, the term Interested Stockholder shall not include American Express Company, a New York corporation ("American Express"), or any of its Affiliates or Associates.

                  5. A person shall be a "beneficial owner" of any Capital Stock
                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding; or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be reserved for issuance or issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article Eighth is approved by the Board of Directors (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation); PROVIDED, HOWEVER, that the terms "Affiliate" and "Associate" shall not include any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

                  7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                  8. The term "Major Subsidiary" means a Subsidiary having assets of one hundred million dollars ($100,000,000) or more as reflected in the most recent fiscal year-end audited, or if unavailable, unaudited, consolidated balance sheet, prepared in accordance with applicable state insurance law with respect to Subsidiaries engaged in an insurance business, and in accordance with generally accepted accounting principles with respect to Subsidiaries engaged in a business other than an insurance business.

                  9. The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors; PROVIDED, HOWEVER, that the term "Continuing Director" shall not include any officer or director of American Express or of any Affiliate or Associate of American Express, or any officer of the Corporation or of any Affiliate or Associate of the Corporation.

                  10. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                  11. The term "Continuing Director Quorum" means at least two
                  (2) Continuing Directors capable of exercising the power conferred upon them under the provisions of the Certificate of Incorporation and By-Laws of the Corporation.

                  12. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraph 2 of Section B of this Article Eighth shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

              D. A majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present shall have the power and duty to determine for the purposes of this Article Eighth, on the basis of information known to them after reasonable inquiry, all questions arising under this Article Eighth, including, without limitation (a) whether a person is an Interested Stockholder,
(b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of one hundred million dollars ($100,000,000) or more as provided in Paragraph l.b of Section C of this Article Eighth, and (e) whether a Subsidiary is a Major Subsidiary. Any such determination made in good faith shall be binding and conclusive on all parties. In the event a Continuing Director Quorum cannot be attained at such meeting, all such determinations shall be made by the Delaware Court of Chancery.

              E. Nothing contained in this Article Eighth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

              F. The fact that any Business Combination complies with the provisions of Section B of this Article Eighth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

              G. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder, shall be required to amend, alter, change, or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article Eighth; PROVIDED, HOWEVER, that this Section G shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any amendment, repeal or adoption recommended by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors if all of such directors voting for such recommendation are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 9 of this Article Eighth.

NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote at an election of directors shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article Ninth.

TENTH: Except as provided in Articles Fourth, Seventh, Eighth and Ninth of this Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

ELEVENTH:     (a) To the fullest extent that the General Corporation Law of the
State of Delaware (as it exists on the date hereof or as it may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

              (b) In addition to any requirements of law and any other provisions herein or in the terms of any class or series of capital stock having preference over the common stock of the Corporation as to dividends or upon liquidation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.

TWELFTH: No action required to be taken, or which may be taken, at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


         The restatement of the Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

         The effective time of the Restated Certificate of Incorporation herein certified shall be May 27, 1999.

         The Certificate of Incorporation of the Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     WHITE MOUNTAINS INSURANCE GROUP, INC."




Signed on:    May 27, 1999




                                              K. Thomas Kemp

                      President and Chief Executive Officer